Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-62724, 333-67424 and 333-105497) and Form S-8 (Nos. 333-88543, 333-95713, 333-35738, 333-44768, 333-61218, 333-63900, 333-67730, 333-86324, 333-102771, 333-105498, 333-113856, 333-123377, 333-132490 and 333-141370) of our reports dated February 27, 2008 relating to the consolidated financial statements of Silicon Image, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109. and adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), and the effectiveness of Silicon Image, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Silicon Image, Inc. for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
February 27, 2008